EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference and use of our report, dated January 19, 2001, except for Note Y as to which the date is March 9, 2001, (which report is included in Item 8 of the Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 2000) in Redwood Empire Bancorp's Form S-8 for the Redwood Empire Bancorp 2001 Stock Option Plan.



                                       /s/ Crowe, Chizek and Company LLP
                                       Crowe, Chizek and Company LLP


South Bend, Indiana
June 18, 2001



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                                                                 EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Redwood Empire Bancorp of our report dated January 26, 2000, appearing in the Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
San Francisco, California
June 18, 2001